SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report February 14, 2001

HOUSEHOLD CONSUMER LOAN TRUST 1995-1
Exact name of registrant as specified in its charter)

HOUSEHOLD FINANCE CORPORATION
(Administrator of the Trust)
(Exact name as specified in Administrator's charter)

Delaware	0-28110	88-0345949
(State or other jurisdiction of incorporation Identification of Administrator)	(Commission File Numbers)	(IRS Employer Number of Registrant)

2700 Sanders Road, Prospect Heights, Illinois		60070
(Address of principal executive offices of		(Zip Code)
Administrator)

Administrator's telephone number, including area code 847/564-5000

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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

99

Statement to (a) Series 1995-1 Participants with respect to the distribution on February 14, 2001 as provided for under Article V of the Pooling and Servicing Agreement dated as of September 1, 1995 among Household Finance Corporation, as Servicer and The Chase Manhattan Bank, N.A., as Deposit Trustee and Section 5 of the Series 1995-1 Supplement to the Pooling and Servicing Agreement, (b) Noteholders with respect to the Payment Date on February 15, 2001 as provided for under Section 3.23 of the Indenture dated as of September 1, 1995 between Household Consumer Loan Trust 1995-1 and The Bank of New York, as Indenture Trustee, and (c) Certificateholders with respect to the Payment Date on February 15, 2001 as provided for under Section 5.04 of the Trust Agreement dated as of September 1, 1995 between Household Consumer Loan Corporation and The Chase Manhattan Bank (USA), as Owner Trustee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

HOUSEHOLD FINANCE CORPORATION, As Administrator of and on behalf of the HOUSEHOLD CONSUMER LOAN TRUST 1995-1 (Registrant) By: /s/ J. W. Blenke J.W. Blenke, Authorized Representative

Dated: February 20, 2001

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EXHIBIT INDEX

Exhibit Number		Exhibit
99

Statement to (a) Series 1995-1 Participants with respect to the distribution on February 14, 2001 as provided for under Article V of the Pooling and Servicing Agreement dated as of September 1, 1995 among Household Finance Corporation, as Servicer and The Chase Manhattan Bank, N.A., as Deposit Trustee and Section 5 of the Series 1995-1 Supplement to the Pooling and Servicing Agreement, (b) Noteholders with respect to the Payment Date on February 15, 2001 as provided for under Section 3.23 of the Indenture dated as of September 1, 1995 between Household Consumer Loan Trust 1995-1 and The Bank of New York, as Indenture Trustee, and (c) Certificateholders with respect to the Payment Date on February 15, 2001 as provided for under Section 5.04 of the Trust Agreement dated as of September 1, 1995 between Household Consumer Loan Corporation and The Chase Manhattan Bank (USA), as Owner Trustee.

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